UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FTD Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by FTD Companies, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: FTD Companies, Inc.

Commission File No.: 001-35901

On September 4, 2014, FTD Companies, Inc. issued the following joint press release:

FTD Companies, Inc. and Liberty Interactive Corporation Announce

Early Termination of Hart-Scott-Rodino Act Waiting Period

DOWNERS GROVE, Ill. and ENGLEWOOD, Colo., — September 4, 2014 — FTD Companies, Inc. (“FTD”) (Nasdaq:FTD) and Liberty Interactive Corporation (“Liberty”) (Nasdaq:LINTA, LINTB, LVNTA, LVNTB) today announced that the companies received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), with respect to FTD’s pending acquisition of Liberty’s Provide Commerce floral and gifting businesses.

Under the terms of the transaction agreement, Provide Commerce will become a wholly-owned subsidiary of FTD. The transaction is valued at $430 million, consisting of 10.2 million shares of FTD common stock (valued at approximately $309 million based on the volume weighted average closing price of FTD common stock for the ten trading days ended July 28, 2014) representing approximately 35% of the combined company and $121 million in cash. FTD and Liberty expect to complete the transaction by the end of 2014.

Termination of the HSR waiting period satisfies one of the conditions required for completion of the transaction. The transaction remains subject to approval by FTD’s stockholders and other customary conditions.

About FTD

FTD Companies, Inc. is a premier floral and gifting company. FTD provides floral, gift and related products and services to consumers, retail florists, and other retail locations primarily in the U.S., Canada, the U.K., and the Republic of Ireland. The business uses the highly-recognized FTD® and Interflora® brands, both supported by the iconic Mercury Man logo that is displayed in nearly 40,000 floral shops in 150 countries. FTD’s portfolio of brands also includes Flying Flowers, Flowers Direct, and Drake Algar in the U.K.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: the Liberty Interactive Group and the Liberty Ventures Group. The Liberty Interactive Group (Nasdaq:LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation’s subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Evite, and CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq:LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the Liberty Interactive Group and include its interest in Expedia, and minority interests in Time Warner, Time Warner Cable, Lending Tree and Interval Leisure Group.

Cautionary Information Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the planned acquisition of Provide Commerce; and statements regarding the expected timing of the completion of the planned acquisition of Provide Commerce. Potential factors that could affect these forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements; the risk that the necessary stockholder approval may not be obtained; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the remaining closing conditions to the proposed transaction may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed transaction; failure to realize the benefits expected from the proposed transaction; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed transaction on the ability of FTD and Provide Commerce to retain customers and retain and hire key personnel, maintain relationships with suppliers, and on their operating results and businesses generally, as well as the factors disclosed in the Company’s filings with the Securities and Exchange Commission, including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, FTD undertakes no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information

FTD will solicit the required approval of its stockholders by means of a proxy statement, which will be mailed to stockholders upon completion of the required Securities and Exchange Commission (SEC) filing and review process. The proxy statement will contain information about FTD, Provide Commerce, the proposed transaction and related matters. FTD stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from FTD in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website, www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary.

Participants in Solicitation

FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Contacts

Investor Relations:
Jandy Tomy
630-724-6984
ir@ftdi.com

Media Inquiries:

Emily Bucholz

630-724-6692

pr@ftdi.com